Exhibit 99.1
                                                                    ------------

                                  CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350, as adopted), George A. Scangos, Chief Executive Officer of Exelixis, Inc. (the "Company"), and Glen Y. Sato, Chief Financial Officer of the Company, each hereby certifies that, to his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2002, and to which this Certification is attached as Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and the results of operations of the Company for the periods covered by the Periodic Report.

This certification accompanies the Periodic Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.


     Dated:  November  7,  2002



                              /s/  George  A.  Scangos
                              -----------------------------------------------
                              GEORGE  A.  SCANGOS,  CHIEF  EXECUTIVE  OFFICER


                              /s/  Glen  Y.  Sato
                              -----------------------------------------------
                              GLEN  Y.  SATO,  CHIEF  FINANCIAL  OFFICER